Exhibit 99.1

Kohl’s Reports Financial Results

•	Fourth quarter diluted earnings per share of $2.20; adjusted diluted earnings per share(2) of $2.22, including $1.15 per share of incremental tax benefit driven by tax planning strategies

•	Further strengthened financial position during the fourth quarter, ending with $2.3 billion in cash

•

Expects full year 2021 net sales to increase in the mid-teens percentage range as compared to 2020, operating margin to be in the range of 4.5% to 5.0% and earnings per share to be in the range of $2.45 to $2.95

•	Resuming capital allocation strategy in 2021, including increasing capital expenditures, reinstating dividend, resuming share repurchase program, and employing liability management strategies

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—March 2, 2021—Kohl’s Corporation (NYSE:KSS) today reported results for the quarter and year ended January 30, 2021.

	Three Months				Twelve Months
($ in millions, except per share data)	2020	2019	Change		2020	2019	Change
Total revenue	$6,141	$6,832	(10.1)%		$15,955	$19,974	(20.1)%
Net sales(1)	(10.1)%	0.0%			(20.4)%	(1.5)%
Gross margin	32.0%	32.7%	(73	)bps	31.1%	35.7%	(464	)bps
Selling, general, and administrative expenses	$1,603	$1,742	(8.0)%		$5,021	$5,705	(12.0)%
Reported
Net income (loss)	$343	$265	29%		$(163)	$691	(124)%
Diluted earnings (loss) per share	$2.20	$1.72	28%		$(1.06)	$4.37	(124)%
Non-GAAP(2)
Adjusted net income (loss)	$346	$308	12%		$(186)	$769	(124)%
Adjusted diluted earnings (loss) per share	$2.22	$1.99	12%		$(1.21)	$4.86	(125)%

(1)	Represents change in Net sales vs. prior year period.
(2)	Excludes Impairments, store closing, and other costs, (Gain) on sale of real estate, and (Gain) on extinguishment of debt.

“After an extraordinary year managing through the pandemic, we ended the year in a very solid financial position, and we enter 2021 with strong momentum. We are pleased with the progress we are making against our strategic initiatives and we are set up to deliver a multi-year improvement in sales and operating margin. Several newly announced initiatives will come to life for our customers in the year ahead, most importantly the launch of our Sephora partnership in August,” said Michelle Gass, Kohl’s chief executive officer.

“We are committed to driving shareholder value and based on our strong financial outlook we are resuming our capital allocation strategy in 2021,” said Gass.

2021 Financial Outlook

The Company currently expects full year 2021 net sales to increase in the mid-teens percentage range as compared to the prior year, operating margin to be in the range of 4.5% to 5.0%, and earnings per share to be in the range of $2.45 to $2.95, excluding any non-recurring charges.

2021 Capital Allocation Strategy

The Company plans to resume its capital allocation strategy in 2021, including increasing capital expenditures, reinstating dividend, resuming share repurchase program, and employing liability management strategies.

•	Capital expenditures: $550 million to $600 million, including the launch of its Sephora partnership, the opening of its sixth e-commerce fulfillment center and store refresh activity

•

Dividend: On February 24, 2021, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.25 per share. The dividend is payable March 31, 2021 to shareholders of record at the close of business on March 17, 2021.

•	Share repurchase program: $200 million to $300 million

Fourth Quarter 2020 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on March 2, 2021. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, and in Item 1A of Part II in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2020, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income (loss) and adjusted diluted earnings (loss) per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in Millions, Except per Share Data)	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net sales	$5,879	$6,537	$15,031	$18,885
Other revenue	262	295	924	1,089

Total revenue	6,141	6,832	15,955	19,974
Cost of merchandise sold	4,000	4,400	10,360	12,140
Gross margin rate	32.0%	32.7%	31.1%	35.7%
Operating expenses:
Selling, general, and administrative	1,603	1,742	5,021	5,705
As a percent of total revenue	26.1%	25.5%	31.5%	28.6%
Depreciation and amortization	218	232	874	917
Impairments, store closing, and other	4	57	89	113
(Gain) on sale of real estate	—	—	(127)	—

Operating income (loss)	316	401	(262)	1,099
Interest expense, net	70	50	284	207
(Gain) on extinguishment of debt	—	—	—	(9)

Income (loss) before income taxes	246	351	(546)	901
(Benefit) provision for income taxes	(97)	86	(383)	210

Net income (loss)	$343	$265	$(163)	$691

Average number of shares:
Basic	154	154	154	157
Diluted	156	154	154	158
Earnings (loss) per share:
Basic	$2.23	$1.72	$(1.06)	$4.39
Diluted	$2.20	$1.72	$(1.06)	$4.37

ADJUSTED NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in Millions, Except per Share Data)	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net income (loss)
GAAP	$343	$265	$(163)	$691
Impairments, store closing, and other	4	57	89	113
(Gain) on sale of real estate	—	—	(127)	—
(Gain) on extinguishment of debt	—	—	—	(9)
Income tax impact of items noted above	(1)	(14)	15	(26)

Adjusted (non-GAAP)	$346	$308	$(186)	$769

Diluted earnings (loss) per share
GAAP	$2.20	$1.72	$(1.06)	$4.37
Impairments, store closing, and other	0.03	0.37	0.58	0.71
(Gain) on sale of real estate	—	—	(0.82)	—
(Gain) on extinguishment of debt	—	—	—	(0.06)
Income tax impact of items noted above	(0.01)	(0.10)	0.09	(0.16)

Adjusted (non-GAAP)	$2.22	$1.99	$(1.21)	$4.86

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	January 30, 2021	February 1, 2020
Assets
Current assets:
Cash and cash equivalents	$2,271	$723
Merchandise inventories	2,590	3,537
Other	974	389

Total current assets	5,835	4,649
Property and equipment, net	6,689	7,352
Operating leases	2,398	2,391
Other assets	415	163

Total assets	$15,337	$14,555

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,476	$1,206
Accrued liabilities	1,270	1,281
Current portion of:
Finance leases and financing obligations	115	124
Operating leases	161	158

Total current liabilities	3,022	2,769
Long-term debt	2,451	1,856
Finance leases and financing obligations	1,387	1,367
Operating leases	2,625	2,619
Deferred income taxes	302	260
Other long-term liabilities	354	234
Shareholders’ equity	5,196	5,450

Total liabilities and shareholders’ equity	$15,337	$14,555

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended
(Dollars in Millions)	January 30, 2021	February 1, 2020
Operating activities
Net (loss) income	$(163)	$691
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	874	917
Share-based compensation	40	56
Deferred income tax expense	18	51
Impairments, store closing, and other costs	64	64
(Gain) on extinguishment of debt	—	(9)
(Gain) on sale of real estate	(127)	—
Non-cash inventory costs	187	—
Non-cash lease expense	149	150
Other non-cash expense	22	11
Changes in operating assets and liabilities:
Merchandise inventories	768	(51)
Other current and long-term assets	(813)	48
Accounts payable	270	19
Accrued and other long-term liabilities	199	(134)
Operating lease liabilities	(150)	(156)

Net cash provided by operating activities	1,338	1,657

Investing activities
Acquisition of property and equipment	(334)	(855)
Proceeds from sale of real estate	197	—
Other	—	18

Net cash used in investing activities	(137)	(837)

Financing activities
Proceeds from issuance of debt	2,097	—
Deferred financing costs	(19)	—
Treasury stock purchases	(8)	(470)
Shares withheld for taxes on vested restricted shares	(22)	(31)
Dividends paid	(108)	(423)
Reduction of long-term borrowings	(1,497)	(6)
Finance lease and financing obligation payments	(105)	(113)
Proceeds from stock option exercises	—	1
Proceeds from financing obligations	9	11

Net cash provided by (used in) financing activities	347	(1,031)

Net increase (decrease) in cash and cash equivalents	1,548	(211)
Cash and cash equivalents at beginning of period	723	934

Cash and cash equivalents at end of period	$2,271	$723